UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: February 29, 2016

(Date of earliest event reported)

Uniprop Manufactured Housing Communities Income Fund II

(Exact name of registrant as specified in its charter)

Michigan	0-15940	38-2702802
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

280 Daines Street, Suite 300, Birmingham, MI 48009

(Address of principal executive offices) (Zip Code)

248-645-9220

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 MATERIAL DEFINITIVE AGREEMENT

As described in the Form 8-K dated November 24, 2015, Uniprop Manufactured Housing Communities Income Fund II (the “Fund”) entered into a Contract for the Sale of Real and Personal Property of Ardmor Village, located in Lakeville, Minnesota.

On February 26, 2016, the transaction was consummated at a gross sales price of $10,587,274, which resulted in net sales proceeds of approximately $7.6 million after closing costs, debt repayment and standard pro-rations.

The net sales proceeds will initially be added to cash reserves, after which management plans to distribute $6 million of the sales proceeds as excess cash reserves, along with the next scheduled quarterly distribution of cash flow from operations in May, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIPROP MANUFACTURED HOUSING COMMUNITIES INCOME FUND II
(Registrant)

Dated: February 29, 2016

By: Genesis Associates Limited Partnership,
General Partner

By: Uniprop Inc.,
its Managing General Partner

By: /s/ Susann E. Kehrig
Susann E. Kehrig, Principal Financial Officer